UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 17, 2008

Date of Report (Date of earliest event reported)

       First Chester County Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-12870	23-2288763
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 North High Street, West Chester, Pennsylvania 19380

(Address of principal executive offices)

(484) 881-4000

(Registrant’s telephone number, including area code)

(Former name or former address,

if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2008, John J. Ciccarone, 80, announced his retirement from the Board of Directors of First Chester County Corporation (the “Corporation”) and the First National Bank of Chester County, a wholly-owned subsidiary of the Corporation (the “Bank”) effective August 1, 2008. A copy of the press release announcing the retirement is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On July 17, 2008, the Corporation issued a press release announcing the resignation of John J. Ciccarone from the Board of Directors of the Corporation and the Bank effective August 1, 2008. A copy of such press release is attached hereto as Exhibit 99.1

The information in the accompanying press release is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 17, 2008, announcing the resignation of John J.
Ciccarone from the Board of Directors of the Corporation and the Bank effective August 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23	, 2008	FIRST CHESTER COUNTY CORPORATION

By: /s/ John Balzarini

Name: John Balzarini

Title: Chief Financial Officer